UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2020 (September 4, 2020)

ENERGY FUELS INC.

(Exact Name of Registrant as Specified in Charter)

Ontario	001-36204	98-1067994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600

Lakewood, Colorado

80228
 (Address of Principal Executive Offices, and Zip Code)

(303)974-2140
Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	UUUU	NYSE American LLC
Warrants to purchase Common Shares	UUUU-WT	NYSE American LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On September 8, 2020, Energy Fuels Inc. (the "Corporation"), announced that it delivered a notice of redemption to the holders of the Corporation's outstanding floating rate convertible unsecured subordinated debentures due December 31, 2020 (CUSIP 928640) (the "Debentures") announcing its intention to redeem on October 6, 2020 the remaining aggregate principal amount of Cdn$10,430,000 of the Cdn$10,430,000 Debentures outstanding in accordance with the terms of the amended and restated convertible debenture indenture governing the Debentures dated August 4, 2016 among the Corporation, BNY Trust Company of Canada and The Bank of New York Mellon (the "Indenture").

The Debentures are redeemable at a payment price of Cdn$1,032.76 for each Cdn$1,000 principal amount of Debentures, being equal to the aggregate of (i) Cdn$1,010.00 and (ii) all accrued and unpaid interest thereon, up to but excluding the date of redemption, October 6, 2020.

Following this redemption, no Debentures will remain outstanding, and the Debentures will cease to be listed on the Toronto Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: September 8, 2020	By: /s/ David C. Frydenlund David C. Frydenlund Chief Financial Officer, General Counsel and Corporate Secretary